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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ON2.COM DELAWARE INC.


      KNOW ALL MEN BY THESE PRESENTS that the undersigned Incorporator being a natural person of the age of eighteen years or older and desiring to form a body corporate under the laws of the State of Delaware does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Delaware this Certificate of Incorporation:

                                   ARTICLE I
             NAME; REGISTERED AND PRINCIPAL OFFICE; REGISTERED AGENT

      The name of the Corporation is On2.com Delaware Inc. (the "Corporation").

      The registered and principal office of the Corporation in the State of Delaware is located at 1013 Center Road, Wilmington, County of New Castle, Delaware 19805-1297, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

                                   ARTICLE II
                                     PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                  ARTICLE III
                            POWERS OF THE CORPORATION

      The powers of the Corporation shall be those powers granted by Chapter 1 of the Delaware General Corporation Law under which this Corporation is formed. In addition, the Corporation shall have the following specific powers:

Section 1 OFFICERS. The Corporation shall have the power to elect or appoint officers and agents of the Corporation and to fix their compensation.

Section 2 CAPACITY. The Corporation shall have the power to act as an agent for any individual, association, partnership, corporation or other legal entity, and to act as general partner for any limited partnership.

Section 3 ACQUISITIONS. The Corporation shall have the power to receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell or otherwise dispose of shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments.

Section 4 EARNED SURPLUS. The Corporation shall have the power to receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus.


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Section 5 GIFTS. The Corporation shall have the power to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

                                   ARTICLE IV
                                CAPITAL STRUCTURE


Section 1 AUTHORIZED CAPITAL. The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 20,000,000 shares of non-voting preferred stock, par value $0.01 per share ("Preferred Stock").

Section 2 SHARE STATUS. All Common Stock will be equal to each other, and when issued, shall be fully paid and nonassessable, and the private property of stockholders shall not be liable for corporate debts. Preferred Stock shall have such preferences as the Directors may assign to them prior to issuance. Each holder of Common Stock of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

Section 3 CONSIDERATION FOR SHARES. The Common Stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.

Section 4 PRE-EMPTIVE RIGHTS. Except as may otherwise be provided by the Board of Directors, holders of shares of stock of the Corporation shall have no pre-emptive right to purchase, subscribe for or otherwise acquire shares of stock of the Corporation, rights, warrants or options to purchase stock or securities of any kind convertible into stock of the Corporation.

Section 5 DIVIDENDS. Dividends in cash, property or shares of the Corporation may be paid, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

Section 6 DISTRIBUTION IN LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock, subject to preferences, if any, granted to holders of the Preferred Stock. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Corporation, in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

Section 7   SERIES A PREFERRED STOCK.

            (i) DESIGNATION AND AMOUNT. Two Million (2,000,000) shares of Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company are designated Series A Preferred Stock (the "Series A Preferred Stock).

            (ii) RANK. The Series A Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (the "Senior Securities"); (ii) prior to all


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      of the Common Stock; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock ("Parity Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

            (iii) LIQUIDATION PREFERENCE.

                  (A) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series A Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to seven dollars and fifty cents ($7.50) ("Original Issue Price"). If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series A Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series A Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (B) Upon the completion of the distribution required by
            Section (iii)(A), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation, including any duly adopted certificate(s) of designation.

                  (C) At each Holder's option, a sale, conveyance or disposition of all or substantially all the assets of the Company to a private entity, the common stock of which is not publicly traded, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 7(iii); PROVIDED, however, that an event described in the prior clause that the Holder does not elect to treat as a liquidation and consolidation, merger, acquisition, or other business combination of the Company with or into any company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Subsection C but instead shall be treated pursuant to Subsection (iv)(C)(2) of this Section 7 hereof (a Holder who elects to have the transaction treated as a liquidation is herein referred to as a "Liquidating Holder").

                  (D) Prior to the closing of a transaction described in Section
            7(iii)(C) which would constitute a liquidation event, the Company shall either (i) make all cash contributions it is required to make to the Liquidating Holders pursuant to the first sentence of Subsection 7(iii)(A), (ii) set aside sufficient funds from which the cash distributions required to be made to the Liquidating Holders can be made; or



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            (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Liquidating Holders immediately after the consummation of such sale. In the event that the Company has not fully complied with any of the foregoing alternatives, the Company shall either: (x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

            (iv) CONVERSION OF SERIES A PREFERRED STOCK. The record Holders of the Series A Preferred Stock shall have conversion rights as follows:

                  (A) RIGHT TO CONVERT. Each record Holder of Series A Preferred
            Stock shall be entitled at any time to convert whole shares of Series A Preferred Stock for the Common Stock issuable upon conversion of the Series A Preferred Stock, as follows: each outstanding share of Series A Preferred Stock is convertible into one fully-paid and non-assessable share of Common Stock, subject to adjustment as provided in Section 7(iv) hereof. The number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock is hereinafter referred to as the "Conversion Rate."

                  (B) MECHANICS OF CONVERSION. In order to convert Series A
            Preferred Stock into full shares of Common Stock, the Holder shall
            (i) fax a copy of a fully executed notice of conversion ("Notice of Conversion") to the Company at the office of the Company or to the Company's designated transfer agent (the "Transfer Agent") for the Series A Preferred Stock, stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Conversion Rate and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for either overnight or two (2) day delivery to the office of the Company or the Transfer Agent, the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer; PROVIDED, however, that the Company -------- shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or the Transfer Agent, as provided above, or the Holder notifies the Company or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Subsection (iv)(B)(1) below).

                        (1) LOST OR STOLEN CERTIFICATES. Upon receipt by the
                  Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Company shall execute and deliver new Preferred Stock Certificates of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Preferred Stock Certificates if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock into Common Stock.


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                        (2) DELIVERY OF COMMON STOCK UPON CONVERSION. The
                  Company, no later than 6:00 p.m. (New York City time) on the third (3rd) business day after receipt by the Company or its Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                        (3) DATE OF CONVERSION. The date on which conversion
                  occurs (the "Date of Conversion") shall be deemed to be the date such Notice of Conversion is faxed to the Company or the Transfer Agent, as the case may be, provided that the advance copy of the Notice of Conversion is faxed to the Company on or prior to 6:00 p.m., New York City time, on the Date of Conversion. The original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

                      (C)   ADJUSTMENT TO CONVERSION RATE.

                        (1) ADJUSTMENT TO THE CONVERSION RATE DUE TO STOCK
                  SPLIT, STOCK DIVIDEND, OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series A Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Conversion Rate shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Rate shall be proportionately increased.

                        (2) ADJUSTMENT DUE TO CONSOLIDATION, MERGER, EXCHANGE OF
                  SHARES, RECAPITALIZATION, REORGANIZATION OR OTHER SIMILAR Event. If, prior to the conversion of all the Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation pursuant to Section 7(iii)(C), then the Holders of Series A Preferred Stock thereafter shall have the right to receive, upon conversion of Series A Preferred Stock and upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series A Preferred Stock been converted immediately prior to


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                  such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this Subsection (iv)(C)(2) unless (a) it first gives thirty (30) calendar days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (during which time the Holder shall be entitled to convert its shares of Series A Preferred Stock into Common Stock to the extent permitted hereby) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation of the Company under this Certificate of Incorporation, including the obligation of this Subsection (iv)(C)(2).

                        (3) NO FRACTIONAL SHARES. If any adjustment under this
                  Section 7(iv)(C) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares of Common Stock.

                  (v) VOTING RIGHTS. The Holders of the Series A Preferred Stock
            shall have no voting power whatsoever except to the extent otherwise expressly provided by the Delaware General Corporation Law, and no holder of Series A Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the stockholders thereof or be entitled to a notification as to any meeting of the stockholders.

                  (vi) PROTECTIVE PROVISION. So long as shares of Series A
            Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation Law) of the Holders of at least a majority of the then-outstanding shares of Series A Preferred Stock:

                        (A) alter or change the rights, preferences or
                  privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, including, but not limited to the creation or authorization of any Senior Securities.

                        (B) increase the size of the authorized number of Series
                  A Preferred Stock; or

                        (C) do any act or thing not authorized or contemplated
                  by this Certificate of Incorporation which would result in taxation of the Holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  In the event Holders of a majority of then-outstanding shares of Series A Preferred Stock agree to allow the Company to alter or change the rights, preferences, or privileges of the shares of Series A Preferred Stock, pursuant to Subsection (a) above, so as to affect adversely the Series A Preferred Stock, then the Company will deliver notice


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            of such approved alteration or change to the Holders of the Series A
            Preferred Stock that did not agree to such alternation or change
            (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series A Preferred Stock.

                  (vii) STATUS OF CONVERTED STOCK. In the event any shares of
            Series A Preferred Stock shall be converted pursuant to Section 7(iv) hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

                  (viii) PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company form issuing one (1) or more series of preferred stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of Series A Preferred Stock.

                                   ARTICLE V
                             VOTING BY SHAREHOLDERS

Section 1 VOTING RIGHTS; CUMULATIVE VOTING. Each outstanding share of Common Stock is entitled to one vote and each fractional share of Common Stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of Directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he had a right to vote. Preferred Stock have no voting rights unless granted by amendment to this Certificate of Incorporation.

Section 2 MAJORITY VOTE. When, with respect to any action to be taken by the Shareholders of the Corporation, the Delaware General Corporation Law requires the vote or concurrence of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, any and every such action shall be taken, notwithstanding such requirements of the Delaware General Corporation Law, by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon, or of any class or series.

                                   ARTICLE VI
                                  INCORPORATOR

      The name and mailing address of the Incorporator is Joel L. Laser, McGuire, Woods, Battle & Boothe LLP, 9 West 57th Street, Suite 1620, New York, NY 10019-2602.

                                  ARTICLE VII
                               BOARD OF DIRECTORS

Section 1 The Corporate powers shall be exercised by a majority of the Board of Directors. The number of individuals to serve on the Board of Directors shall be set forth in the Bylaws of the Corporation; PROVIDED, however, that the initial Board of Directors shall consist of the persons below-named to manage the affairs of the Corporation in each case until such time as any such person resigns or his successor is elected by a majority vote of the Shareholders:

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                  NAME OF DIRECTOR                       ADDRESS
                  ----------------                       -------
                  Daniel B. Miller                    375 Greenwich Street
                                                      New York, NY 10013

                  David S. Silver                     375 Greenwich Street
                                                      New York, NY 10013

                  Ajmal Khan                          375 Greenwich Street
                                                      New York, NY 10013

                  Jack L. Rivkin                      375 Greenwich Street
                                                      New York, NY 10013

                  Stephen D. Klein                    375 Greenwich Street
                                                      New York, NY 10013

                  Strauss Zelnick                     375 Greenwich Street
                                                      New York, NY 10013


      Section 2 If, in the interval between the annual meetings of shareholders of the Corporation, the Board of Directors of the Corporation deems it desirable that the number of Directors be increased, additional Directors may be elected by a unanimous vote of the Board of Directors of the Corporation then in office, or as otherwise set forth in the Bylaws of the Corporation.

      Section 3 The number of Directors comprising the whole Board of Directors may be increased or decreased from time to time within such foregoing limit as set forth in the Bylaws of the Corporation.

                                  ARTICLE VIII
                        POWERS OF THE BOARD OF DIRECTORS

      In furtherance, and not in limitation, of the powers conferred by the State of Delaware, the Board of Directors is expressly authorized and empowered:

Section 1 BYLAWS. To make, alter, amend and repeal the Bylaws, subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors.

Section 2 BOOKS AND RECORDS. Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of the Directors shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books, or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the Corporation.

Section 3 POWER TO BORROW. To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the


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Board, in its sole discretion, may determine, and to pledge, or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property.

Section 4 DIVIDENDS. To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus.

Section 5 PROFITS. To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

Section 6 EMPLOYEE'S PLANS. From time to time to provide and carry out and to recall, abolish, revise, amend, alter, or change a plan or plans for the participation by all or any of the employees, including Directors and officers of this Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of this Corporation's business, in the profits of this Corporation or of any branch or division thereof, as part of this Corporation's legitimate expenses, and for the furnishing to such employees and persons, or any of them, at this Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing, social services, recreation, or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

Section 7 WARRANTS AND OPTIONS. The Corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of any other securities of the Corporation, warrants, rights, or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes of any other securities of the Corporation, such warrants, rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration), and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

Section 8 COMPENSATION. To provide for the reasonable compensation of its own members, and to fix the terms and conditions upon which such compensation will be paid.

Section 9 NOT IN LIMITATION. In addition to the powers and authority hereinabove, or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation.

                                   ARTICLE IX
                 RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION

      No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its


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Directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes of consents of such interested Directors; or

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the Corporation.

                                   ARTICLE X
                              CORPORATE OPPORTUNITY

      The officers, Directors, and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, Directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, Director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, Directors and other members of management of this Corporation shall be free to engage in other areas of interest on their own and this doctrine shall not limit the right of any officer, Director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, Director or member of management) from any duties which the person may have to this Corporation.

                                   ARTICLE XI
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      The Board of Directors of the Corporation shall have the power to:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(B) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of another corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such court shall deem proper.

(C) Indemnify a present or former Director or officer of the Corporation to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subparagraphs A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(D) Authorize indemnification under Subparagraphs A or B of this Article (unless ordered by a Court) in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Subparagraph A or B. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders, if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(E) Authorize payment of expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of such Director, officer, employee or agent to repay such amount if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized in this Article.

(F) Purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such persons against such liability under the provisions of this Article.

(G) For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise, or any procedure provided for by any of the foregoing, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

                                  ARTICLE XII
                                 RIGHT TO AMEND

      The right is expressly reserved to amend, alter, change, or repeal any provision or provisions contained in this Certificate of Incorporation, or any Article herein, by a majority vote of the members of the Board of Directors and a majority vote of the stockholders of the Corporation.


      IN WITNESS WHEREOF, the undersigned has set his hand this 1st day of March, 2000.



/s/ Joel L. Laser
Joel L. Laser, Incorporator

                          -----------------------------


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ON2.COM DELAWARE INC.


                 Pursuant to Section 241 of the Delaware General
                                 Corporation Law


                           ---------------------------


      IT IS HEREBY CERTIFIED that:

      1. The name of the company (hereinafter called the "Company") is On2.com Delaware Inc., a corporation organized and now existing under the Delaware General Corporation Law.

      2. The Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the issuance of Twenty Million (20,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one (1) or more series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

      3. The Board of Directors considers it to be in the best interest of the Company to amend the Certificate of Incorporation as set forth in the resolutions below.

      4. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 241 of the Delaware General Corporation Law, prior to receiving any payment for any of its stock, has duly adopted the resolutions set forth below to create a Series B issue of Preferred Stock and to otherwise amend the Certificate of Incorporation.

      RESOLVED, that ARTICLE II of the Certificate of Incorporation is amended to read in its entirety as follows: "ARTICLE II PURPOSE AND DURATION. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Company is to have perpetual existence."

      FURTHER RESOLVED, that Thirty Four Thousand One Hundred (34,100) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the

Company are hereby designated Series B Preferred Stock, par value $0.01 per share, and shall possess the rights and preferences set forth below, which shall constitute a new Section 7A to ARTICLE IV of the Certificate of Incorporation:

      Section 7A SERIES B PREFERRED STOCK.

            (i) DESIGNATION AND AMOUNT. Thirty Four Thousand One Hundred (34,100) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company are designated Series B Preferred Stock (the "Series B Preferred Stock"). The Series B Preferred Stock shall be issued or offered at a purchase price of Twenty-three and 46875/100000 Dollars ($23.46875) per share (the "Original Issue Price"). The holders of record of the Series B Preferred Stock are sometimes referred to in this
      Section 7A as the "Holders."

            (ii) RANK. The Series B Preferred Stock shall rank on parity with the Company's Series A Preferred Stock and shall accordingly rank (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock or the Series B Preferred Stock (the "Senior Securities");
      (ii) prior to all of the Common Stock; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock or Series B Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "Junior Securities"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock or the Series B Preferred Stock ("Parity Securities") in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

            (iii) LIQUIDATION PREFERENCE.

                  (A) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to the Series A Preferred Stock or the other Parity Securities, an amount per share equal to the Original Issue Price. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series B Preferred Stock, the Series A Preferred Stock and the Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B Preferred Stock, the Series A Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (B) Upon the completion of the distribution required by
      Section 7A(iii)(A), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation, including any duly adopted certificate(s) of designation.

                  (C) At each Holder's option, a sale, conveyance or disposition of all or substantially all the assets of the Company to a private entity, the common stock of which is not publicly traded, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 7A(iii); PROVIDED, that an event described in the prior clause that the Holder does not elect to treat as a liquidation and a consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall not be treated as a liquidation, dissolution or winding up within the meaning of this Subsection C, but instead shall be treated pursuant to Subsection (iv)(D)(2) of this Section 7A (a Holder who elects to have the transaction treated as a liquidation is herein referred to as a "Series B Liquidating Holder").

                  (D) Prior to the closing of a transaction described in Section 7A(iii)(C) which would constitute a liquidation event, the Company shall either (i) make all cash distributions it is required to make to the Liquidating Holders pursuant to the first sentence of Section 7A(iii)(A),
      (ii) set aside sufficient funds from which the cash distributions required to be made to the Series B Liquidating Holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Series B Liquidating Holders immediately after the consummation of such sale. In the event that the Company has not fully complied with any of the foregoing alternatives, the Company shall either:
      (x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

            (iv) CONVERSION OF SERIES B PREFERRED STOCK. The record Holders of the Series B Preferred Stock shall have conversion rights as follows:

                 (A) RIGHT TO CONVERT. At any time after the second anniversary of the date on which the shares of Series B Preferred Stock have been issued to a Holder of Series B Preferred Stock, each such Holder of Series B Preferred Stock shall be entitled to convert whole shares of Series B Preferred Stock held of record by such Holder for the Common Stock issuable upon conversion of the Series B Preferred Stock as follows: each outstanding share of Series B Preferred Stock is convertible into one fully-paid and non-assessable share of Common Stock, subject to adjustment as provided in Section 7A(iv). The number of shares of Common Stock issuable upon conversion of one share of Series B Preferred Stock is hereafter referred to as the "Series B Conversion Rate."

                  (B) MECHANICS OF CONVERSION. In order to convert Series B Preferred Stock into full shares of Common Stock, a Holder shall (i) execute and send to the Company at its principal office a notice in letter form (a "Notice of Conversion"), which notice shall specify the date of conversion, the number of shares of Series B Preferred Stock to be converted, the Series B Conversion Rate and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for either overnight or two-day delivery to the principal office of the Company the original certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Series B Preferred Stock certificates are delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed (subject to the requirements of Subsection (iv)(B)(1) below).

                        (1) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Series B Preferred Stock Certificates, if mutilated, the Company shall execute and deliver new Series B Preferred Stock Certificates of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen Series B Preferred Stock Certificates if Holder contemporaneously requests the Company to convert such Series B Preferred Stock into Common Stock.

                        (2) DELIVERY OF COMMON STOCK UPON CONVERSION. The Company, no later than 6:00 p.m. (New York City time) on the fifth business day after receipt by the Company of all necessary documentation duly executed and in proper form required for conversion, including the original Series B Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two-day delivery to the Holder as shown on the stock records of the Company a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

                        (3) DATE OF CONVERSION. The date on which conversion occurs (the "Series B Date of Conversion") shall be deemed to be the date such Notice of Conversion is faxed to the Company; PROVIDED, that the advance copy of the Notice of Conversion is faxed to the Company on or prior to 6:00 p.m., New York City time, on the Date of Conversion. The original Preferred Stock Certificates representing the shares of Series B Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two-day delivery, as soon as practicable following the Series B Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Series B Date of Conversion.

                  (C) AUTOMATIC CONVERSION. Notwithstanding any other provision of this Certificate to the contrary, all shares of Series B Preferred Stock which are outstanding and issued at the time shall be automatically converted, without any further action on the part of the Holder thereof, into shares of Common Stock at the Series B Conversion Rate then in effect whenever the Company delivers to the holders of any of its securities a notice stating that it has determined to register any shares of its Common Stock for its own account, or for the account of any of its shareholders (other than (i) a registration relating solely to the sale of convertible debt instruments; (ii) a registration on Form S-4 or S-8 or another form not available for registering resales of shares of Common Stock for sale to the public; or (iii) any registration comprised in whole or in substantial part of shares underlying stock options granted by the Company or its predecessor), or becomes obligated to deliver such a notice pursuant to the terms of any written agreement to which the Company is a party.


                  (D)   ADJUSTMENT TO SERIES B CONVERSION RATE.

                        (1) ADJUSTMENT TO THE SERIES B CONVERSION RATE DUE TO STOCK SPLIT, STOCK DIVIDEND OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series B Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Series B Conversion Rate shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Series B Conversion Rate shall be proportionately increased.

                        (2) ADJUSTMENT DUE TO CONSOLIDATION, MERGER, EXCHANGE OF SHARES, RECAPITALIZATION, REORGANIZATION OR OTHER SIMILAR

      EVENT. If, prior to the conversion of all the Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation pursuant to Section 7A(iii)(C), then the Holders of Series B Preferred Stock thereafter shall have the right to receive, upon conversion of Series B Preferred Stock and upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series B Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series B Conversion Rate and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this Subsection (iv)(D)(2) unless (a) it first gives 30 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (during which time the Holder shall be entitled to convert its shares of Series B Preferred Stock into Common Stock to the extent permitted hereby) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation of the Company under this Certificate of Incorporation, including the obligation of this Subsection (iv)(D)(2).

                        (3) NO FRACTIONAL SHARES. If any adjustment under this
      Section 7A(iv)(D) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares of Common Stock.

            (v) VOTING RIGHTS. The Holders of the Series B Preferred Stock shall have no voting power whatsoever except to the extent otherwise expressly provided by the Delaware General Corporation Law, and no Holder of Series B Preferred stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

            (vi) PROTECTIVE PROVISION. So long as shares of Series B Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation Law) of the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock, including, but not limited to, the creation or authorization of any Senior Securities.

                  (b) increase the size of the authorized number of Series B Preferred Stock; or

                  (c) do any act or thing not authorized or contemplated by this Certificate of Incorporation which would result in taxation of the Holders of the shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

            If the Holders of a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to Subsection (a) above, so as to affect adversely the Series B Preferred Stock, then the Company will deliver notice of such approved alteration or change to the Holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Series B Dissenting Holders") and the Series B Dissenting Holders shall have the right for a period of 30 days to convert pursuant to the terms of this Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series B Preferred Stock.

            (vii) STATE OF CONVERTED STOCK. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 7A(iv), the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.

            (viii) PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of preferred stock with dividend and/or liquidation preferences on parity with or junior to the dividend and liquidation preferences of the Series B Preferred Stock.

      FURTHER RESOLVED, that ARTICLE V of the Certificate of Incorporation is amended as follows:

      Section 2 of Article V of the Certificate of Incorporation is amended to read in its entirety as follows: "Section 2 ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the Bylaws of the Company so provide."

      FURTHER RESOLVED, that ARTICLE VIII of the Certificate of Incorporation is amended as follows:

            (a) Section 2 is amended to add the following sentence at the end thereof: "The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company."

            (b)   Section 9 is renumbered as Section 13.

            (c) The following sections are added in appropriate numerical order:

                  Section 9 RESERVES. To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  Section 10 COMMITTEES. By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the Bylaws of the Company, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company, and may authorize the seal of the Company, if any, to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the Bylaws of the Company; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  Section 11 DISPOSITION OF CORPORATE Property. When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other company or companies as its board of directors shall deem expedient and for the best interests of the Company.

      FURTHER RESOLVED, that ARTICLE XII of the Certificate of Incorporation is deleted therefrom and that the following articles are substituted in lieu thereof:

                                   ARTICLE XII
                 LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS

            A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                  ARTICLE XIII
                            COMPROMISE OR ARRANGEMENT

            Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or between this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing ninety percent (90%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Company, as the case may be, and also on this Company.

                                   ARTICLE XIV
                                 RIGHT TO AMEND

            The Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.


      IN WITNESS WHEREOF, this Certificate of Amendment has been duly adopted by the Board of Directors and has been duly executed on behalf of the Company by its Secretary this 17th day of March, 2000.

                                    ON2.COM DELAWARE INC.


                                    By:   /s/ David Silver
                                       ---------------------------
                                       David Silver
                                       Secretary

                              ON2.COM DELAWARE INC.


                           ---------------------------

                                 DESIGNATION OF
                        POWERS, PREFERENCES AND RIGHTS OF
                            SERIES C PREFERRED STOCK,
                            PAR VALUE $0.01 PER SHARE


                           ---------------------------

               Pursuant to Section 151(g) of the Delaware General
                                 Corporation Law


                     ---------------------------


IT IS HEREBY CERTIFIED that:

      1. The name of the company (hereinafter called the "Company") is On2.com Delaware Inc., a corporation organized and now existing under the Delaware General Corporation Law.

      2. The Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION") authorize the issuance of Twenty Million (20,000,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), and expressly vest in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

      3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, has adopted the resolution set forth below to create a series issue of Preferred Stock. Pursuant to 151(g), the approval of the Company's shareholders was not required.

      RESOLVED, THAT Four Million Two Hundred Eighty-Five Thousand Seven Hundred Fifteen (4,285,715) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company shall be designated Series C Preferred Stock, par value $0.01 per share, and shall possess the rights and preferences set forth below, which shall constitute a new Section 7B to Article IV of the Certificate of Incorporation:

      "Section 7B.      Series C Preferred Stock.

            1. DESIGNATION AND AMOUNT. Four Million Two Hundred Eighty-Five Thousand Seven Hundred Fifteen (4,285,715) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company are designated Series C Preferred Stock (the "SERIES C PREFERRED STOCK"). The Series C Preferred Stock shall be issued or offered at a purchase price equal to $6.0816 per share (the "SERIES C ORIGINAL ISSUE PRICE"). The holders of record of any series of the Series C Preferred Stock are sometimes referred to in this Section 7B as the "SERIES C HOLDERS." The holders of record of any shares of any series of the Preferred Stock are referred to in this Section 7B as the "HOLDERS."

            2. RANK. The Series C Preferred Stock shall rank on parity with the Company's Series A Preferred Stock and the Company's Series B Preferred Stock and shall accordingly rank (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock (the "SENIOR SECURITIES"); (ii) prior to all of the Common Stock; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock (the "PARITY SECURITIES") in each case as to distribution of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "DISTRIBUTIONS").

            3.    LIQUIDATION PREFERENCE.

                  (a) In the event of any Distribution, the Series C Holders shall be entitled to receive, immediately after any distributions to the holders of the Senior Securities required by the Company's Certificate of Incorporation, and prior in preference to any distribution to the holders of the Junior Securities, but in parity with any Distribution to the holders of the Series A Preferred Stock (the "SERIES A HOLDERS"), the holders of the Series B Preferred Stock (the "SERIES B HOLDERS") or the holders of the Parity Securities, an amount per share equal to the Original Issue Price. If upon the occurrence of any such Distribution, and after payment in full of any preferential amounts due in respect of the Senior Securities, the assets and funds available to be distributed among the Series A Holders, the Series B Holders, the Series C Holders and the holders of the Parity Securities shall be insufficient to pay to such Holders the full preferential amounts due to the Series A Holders, the Series B Holders, the Series C Holders and holders of the Parity Securities, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Series A Holders, the Series B Holders, the Series C Holders and the holders of the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the

Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by
Section 7B.3(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation, including any duly adopted certificate(s) of designation.

                  (c) At the option of each Series C Holder, a sale, conveyance or disposition of all or substantially all the assets of the Company to any entity other than an Affiliate of the Company which is controlled by the Company through the direct or indirect ownership of not less than 50% of the voting securities or interests thereof (a "Liquidating Transaction") shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 7B.3; PROVIDED, that neither (i) any Liquidating Transaction that a Series C Holder elects in writing not to treat as a liquidation, dissolution or winding up of the Company nor (ii) any consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 7B.3(c), but instead shall be subject to Section 7B.4(f). Any Series C Holder as to which any Liquidating Transaction is treated as a liquidation, dissolution or winding up of the Company under this Section 7B.3(c) is referred to herein as a "SERIES C LIQUIDATING HOLDER."

                  (d) Prior to the closing of a transaction described in Section 7B.3(c) which would constitute a liquidation event, the Company shall either (i) make all cash distributions it is required to make to the Series C Liquidating Holders pursuant to the first sentence of Section 7B.3(a), (ii) set aside sufficient funds from which the cash distributions required to be made to the Series C Liquidating Holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Series C Liquidating Holders immediately after the consummation of such sale. If the Company has not fully complied with any of the foregoing alternatives, the Company shall either:
(x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Series C Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

            4.    CONVERSION.   The  holders  of  Series  C  Preferred
Stock have conversion rights (the "Conversion Rights") as follows:

                  (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible into a share or shares of Common Stock without the payment of any additional consideration at the option of the Series C Holder thereof, at any time after the date of issuance of such share of Series C Preferred Stock, at the office of the Company or any transfer agent for the Series C Preferred Stock, each share of Series C Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Original Purchase Price by the conversion value per share in effect for each share of Series C Preferred Stock (the "SERIES C CONVERSION VALUE") at the time of conversion. The Series C Conversion Value shall initially be equal to the Original Purchase Price and shall be adjusted from time to time pursuant to the provisions of Section 7B.4(d) and Section 7B.4(e) and shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series C Preferred Stock is convertible is hereinafter referred to as the "SERIES C CONVERSION RATE."

            (b)   MECHANICS OF CONVERSION.

                  (i) No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series C Conversion Value. Before any holder of Series C Preferred Stock shall be entitled to convert such shares into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred Stock, as the case may be, and shall give written notice to the Company at such office that such holder elects to convert the same; the Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (ii) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this
Section 7B.4. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any tax or has established, to the satisfaction of the Company, that such tax has been paid.

            (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (d) ADJUSTMENTS TO SERIES C CONVERSION VALUE FOR DILUTIVE ISSUANCES.

                (i) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Series C Conversion Value shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Series C Conversion Value in effect on the date of, and immediately prior to, such issue. No adjustment in the Series C Conversion Value shall be made pursuant to Section 7B.4(d)(iv) as a result of any stock dividend or subdivision which causes an adjustment in the Series C Conversion Value pursuant to Section 7B.4(e) or any event which is subject to the provisions of Section 7B.4(f). No adjustment in the Series C Conversion Value shall be made in respect of an issuance or deemed issuance of Additional Shares of Common Stock if such issuance or deemed issuance involves the issuance or deemed issuance of stock, options or warrants (A) to employees, consultants or directors of the Company,
(B) to other entities for acquisition purposes or (C) to banks or other institutional credit financing sources; in the case of each of (A), (B) or (C) pursuant to plans or arrangements approved by the Board of Directors.

                  (ii) DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7B.4(d)(iv)) of such Additional Shares of Common Stock would be less than the Series C Conversion Value in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and PROVIDED, further, that in any case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Series C Conversion Value shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the

Series C Conversion Value computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect to the issuance of such Options or Convertible Securities), and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (C) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series C Conversion Value shall have been adjusted upon the original issuance of such Options or Convertible Securities or shall have been subsequently adjusted pursuant to clause (B) above, the Series C Conversion Value shall be recomputed as if:

                              (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, if any, or for the issuance of all such Convertible Securities, whether or not actually converted or exchanged, plus the consideration actually received by the Company upon such conversion or exchange, if any; and

                              (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise of such Options were issued at the time of issuance of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clauses (B) and (C) above shall have the effect of increasing the Series C Conversion Value to an amount which exceeds the lower of (i) the Original Purchase Price and (ii) the Series C Conversion Value that would have resulted from any issuance of Additional Shares of Common Stock between the Original Issue Date and the date of such readjustment.


                  (iii) ADJUSTMENT OF SERIES C CONVERSION VALUE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7B.4(d)(ii)) without consideration or for a consideration per share less than the Series C Conversion Value in effect on the date of and immediately prior to such issuance, then and in such event, the Series C Conversion Value shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one cent) determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; I.E. treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested or exercisable), warrants or other securities exercisable or exchangeable for or convertible into, directly or indirectly, shares of Common Stock) multiplied by the then existing Series C Conversion Value, plus (y) the consideration, if any, received by the Company (or deemed to have been received by the Company) upon such issue of Additional Shares of Common Stock, by (B) the sum of the number of shares of the Company's issued and outstanding Common Stock on a fully-diluted basis immediately before the issuance of such Additional Shares of Common Stock plus the number of shares of Additional Shares of Common Stock that were issued (or deemed to have been issued). Notwithstanding the foregoing provisions of this Section, if the operation of the foregoing provisions shall result in a new Series C Conversion Value which is less than or equal to the price paid or deemed to have been paid for such Additional Shares of Common Stock (the "Additional Shares Issue Price"), then the new Series C Conversion Value shall be the amount which is $0.01 more than the Additional Shares Issue Price. If such Additional Shares of Common Stock are issued for no consideration, then the Additional Shares Issue Price shall be deemed to be $0.01.

                  (iv) DETERMINATION OF CONSIDERATION. For purposes of this Section 7B.4(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                        (A) CASH AND PROPERTY. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company;

                              (2) insofar as it consists of securities (i) if
the securities are then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the 30 day period ending three days prior to receipt of such securities by the Company, (ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30 day period ending three days prior to the receipt of such securities by the Company, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt of such securities by the Company, as determined in good faith by the Board of Directors;

                              (3) insofar as it consists of property other than
cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                              (4) if Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Common Stock, computed as provided in clauses (A)(1), (A)(2) and (A)(3) of this Section 7B.4(d)(iv), in each case as determined in good faith by the Board of Directors.

                        (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7B.4(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                              (1) the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (2) the maximum number of shares of Common Stock
(as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) ADJUSTMENT TO THE CONVERSION RATE DUE TO STOCK SPLIT, STOCK DIVIDEND OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Series C Conversion Value shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Series C Conversion Value shall be proportionately increased.

            (f) ADJUSTMENT DUE TO CONSOLIDATION, MERGER, EXCHANGE OF SHARES, RECAPITALIZATION, REORGANIZATION OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C Preferred Stock, (i) there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or
(ii) there occurs a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation, dissolution or winding up of the Company pursuant to Section 7B.3(c), then the Series C Holders thereafter shall have the right to receive upon conversion of the shares of Series C Preferred Stock held by them, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Series C Holders would have been entitled to receive in such transaction had the Series C Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series C Holders to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series C Conversion Value and the Series C Conversion Rate shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

            (g) CERTIFICATES AS TO ADJUSTMENTS. Upon each adjustment or readjustment of the Series C Conversion Value pursuant to Sections 7B.4(d), (e) and (f) above, the Company at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate of the Chief Financial Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Series C Conversion Value, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such Series C Preferred Stock.

            (h) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7B and in the taking of all such action as may be necessary or appropriate to protect the Conversion Rights against impairment.

            (i) DEFINITIONS. As used in this Section 7B, the following terms shall have the following meanings:

            "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 7B.4(d)(ii), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                  (i) upon conversion of shares of Series C Preferred Stock;

                  (ii) to officers, directors or employees of, or financial advisors or other consultants to, the Company pursuant to a Plan or Plans or pursuant to any acquisition, financing or other written agreement so long as any such Plan or written agreement has been approved by the Board of Directors (including at least one of the members of the Board of Directors designated by the holders of the Series C Preferred Stock while such holders have the right to designate one or more directors); and

                  (iii) as a dividend or distribution on Series C Preferred
Stock.

            "AFFILIATE" shall have the meaning given such term in Rule 405 promulgated under the Securities Act.

            "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

            "CONVERSION RIGHTS" shall mean the rights to convert Series C Preferred Stock into Common Stock as provided in this Section 7B.

            "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock or Series C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

            "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

            "ORIGINAL ISSUE DATE" shall mean June 8, 2000.

            "ORIGINAL PURCHASE PRICE" shall mean the original purchase price of $7.00 per share for each share of Series C Preferred Stock, as such amount shall be adjusted for all stock splits, combinations, consolidations, stock distributions, stock dividends or other recapitalization transactions involving the Series C Preferred Stock.

            "PLAN" shall mean a written stock grant, option plan or purchase plan or other employee stock incentive program.

            "PREFERRED STOCK" shall mean the preferred stock, par value $0.01 per share, of the Company.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES C CONVERSION RATE" shall mean the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible.

            "SERIES C CONVERSION VALUE" shall have the meaning given such term in Section 7B.4(a).

            "SERIES C PREFERRED STOCK" shall mean those authorized shares of Preferred Stock of the Company designated as "Series C Preferred Stock", par value $0.01 per share.

      5. OPTIONAL REDEMPTION OF SERIES C PREFERRED STOCK. The Company may, at any time after June 7, 2003, and from time to time, call for redemption and repurchase of any and all shares of Series C Preferred Stock for a purchase price per share equal to the Series C Original Issue Price. The Company shall give written notice via certified mail, and any Series C Holder shall have the right to convert the shares of Series C Preferred Stock held by it at any time prior to the payment date specified in such notice. Any such redemption and repurchase shall be made from funds legally available for such purpose and which are not otherwise restricted.

      6. VOTING RIGHTS. The Series C Holders shall have no voting power whatsoever except to the extent otherwise expressly provided by the Delaware General Corporation Law ("DGCL"), and no Series C Holder shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company or the stockholders thereof or be entitled to notification as to any meeting of the stockholders.

      7. PROTECTIVE PROVISION. So long as shares of Series C Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock, including, but not limited to, the creation or authorization of any Senior Securities.

                  (b) increase the size of the authorized number of Series C Preferred Stock; or

                  (c) do any act or thing not authorized or contemplated by these Certificate of Incorporation which would result in taxation of the Series C Holders under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      If the holders of a majority of the then outstanding shares of Series C Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock, pursuant to Subsection (a) above, so as to affect adversely the Series C Preferred Stock, then the Company will deliver notice of such approved alteration or change to the Series C Holders that did not agree to such alteration or change (the "SERIES C DISSENTING HOLDERS"), and the Series C Dissenting Holders shall thereafter have the right for a period of 30 days to convert pursuant to the terms of these Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series C Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series C Preferred Stock.

      8. STATUS OF CONVERTED STOCK. In the event any shares of Series C Preferred Stock shall be converted pursuant to Section 7B.4, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C Preferred Stock.

      9. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of preferred stock with dividend and/or liquidation preferences on parity with or junior to the dividend and liquidation preferences of the Series C Preferred Stock.

      IN WITNESS WHEREOF, this Certificate of Designations have been duly adopted by the Board of Directors of the Company and have been duly executed on behalf of the Company by its Assistant Secretary thereunto duly authorized this 15th day of June, 2000.


                                    ON2.COM DELAWARE INC.



                                    By: /s/ William A. Newman
                                        ----------------------
                                        Assistant Secretary
                                        William A. Newman

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  ON2.COM INC.
                                      INTO
                              ON2.COM DELAWARE INC.

                      (FILED PURSUANT TO SECTION 253 OF THE
                        DELAWARE GENERAL CORPORATION LAW)


      Pursuant to Section 253 of the Delaware General Corporation Law ("the "DGCL"), On2.com Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Colorado,

      DOES HEREBY CERTIFY:

      FIRST: That this Corporation was incorporated on the 26th day of September, 1994, pursuant to the Colorado Business Corporation Act under the name Applied Capital Funding, Inc.

      SECOND: That the provisions of the Colorado Business Corporation Act permit the merger of a parent corporation organized and existing under the laws of the State of Colorado into a subsidiary corporation organized and existing under the laws of the State of Delaware.

      THIRD: That this Corporation owns one hundred percent (100%) of the outstanding shares of the capital stock of On2.com Delaware Inc. ("Delawareco"), a corporation that was organized pursuant to the provisions of the General Corporation Law of the State of Delaware on the 1st day of March, 2000.

      FOURTH: That the Corporation's Board of Directors, at a meeting held on the 26th day of January, 2000, determined to merge the Corporation with and into Delawareco and did adopt the resolutions relating to such merger as set forth in Exhibit A attached hereto.

      FIFTH: That, upon completion of the merger of the Corporation with and into Delawareco (the "Merger"), the holders of the common shares of the Corporation shall be entitled to receive and be issued pro rata an equivalent number of shares of the common shares of the Delawareco and that the holders of each series of the preferred shares of the Corporation shall be entitled to receive and be issued pro rata an equivalent number of shares of the same series of the preferred stock of Delawareco, and no holder of shares shall have any further claims of any kind or nature against the Corporation in respect of their shares, and all of the capital shares the Corporation held by the shareholders shall be surrendered and cancelled for exchange into capital shares of Delawareco.

      SIXTH: That the Merger has been adopted, approved, certified, executed and acknowledged by the Corporation in accordance with the laws of the state of Colorado.

      SEVENTH: That on May 17, 2000, the Merger was approved by the holders of at least a majority of the outstanding shares of stock of this Corporation at a meeting duly called for this purpose.

      EIGHTH: That, pursuant to Section 253(b) of the DGCL, upon the date of the Merger, the name of the surviving corporation shall be On2.com Inc.

      IN WITNESS WHEREOF: On2.com Inc. has caused this Certificate to be signed by Mark J. Meagher, its authorized officer, this 23rd day of May, 2000.




                                          BY: /s/ Mark J. Meagher
                                              -------------------
                                          TITLE:  Executive Vice President

                                                                       Exhibit A
                                          TO CERTIFICATE OF OWNERSHIP AND MERGER




            RESOLVED, that pursuant to Section 1 of Article II of the Bylaws of this Corporation, the Annual Meeting of Stockholders for the fiscal year ended December 31, 1999 shall be held on or about May 17, 2000 at a location to be selected; and further

            RESOLVED, that pursuant to Section 5(a) of Article II of the Bylaws of this Corporation, April 6, 2000 shall be the record date for determination of the stockholders entitled to notice of and to vote at said Annual Meeting of Stockholders; and further

            RESOLVED, that the Secretary of this Corporation be, and hereby is, authorized to do and perform all acts necessary or convenient to accomplish the aforesaid; and further

            RESOLVED, that the reincorporation of On2.com Inc., a Colorado corporation, into On2.com Delaware, Inc., a corporation organized at the direction of this Corporation under the laws of the State of Delaware, is hereby authorized and approved; and further

            RESOLVED, that each officer of this Corporation is hereby authorized and empowered to take all actions and to execute and deliver the Agreement and Plan of Merger, in the form reviewed by each of the Directors, and any and all other documents in the name and on behalf of the Corporation or any of its subsidiaries or affiliates, as such officer shall deem necessary and proper to effect or otherwise carry out the foregoing resolution, as conclusively evidenced by such officer's so acting, executing or delivering (including, without limitation, the preparation, execution and filing or mailing of all documents necessary or appropriate with or to any federal or state securities authorities, any federal, state or local tax authorities, any securityholders of this Corporation or any other persons), and to present (with the Board's recommendation) for the approval of the holders of Common Stock a proposal to accomplish the foregoing reincorporation and, upon such approval, to put into effect such reincorporation (including the honoring of applicable appraisal rights of dissenting holders of this Corporation's Series A Preferred Stock and this Corporation's Series B Preferred Stock, if any); and further

            RESOLVED, that the Secretary of the Corporation be, and hereby is, directed to cause notice of the adoption of the foregoing resolution to be mailed to each stockholder of this Corporation at his, her or its address as it appears on the record of the Corporation as of April 6, 2000, the record date for said Annual Meeting of Stockholders; and further

            RESOLVED, that the Secretary of the Corporation be, and hereby is, authorized to do and perform all acts necessary or convenient to accomplish the aforesaid; and further

            RESOLVED, that the selection of Arthur Andersen LLP as this Corporation's independent public accountants for the fiscal year ending December 31, 2000 be presented for ratification at said Annual Meeting of Stockholders; and further

            RESOLVED, that the Secretary of this Corporation be, and hereby is, directed to cause notice of the adoption of the foregoing resolutions to be mailed to each stockholder of this Corporation at his, her or its address as it appears on the record of the Corporation as of April 6, 2000, the record date for said Annual Meeting of Stockholders; and further

            RESOLVED, that the Secretary of this Corporation be, and hereby is, authorized to do and perform all acts necessary or convenient to accomplish the aforesaid; and further

            RESOLVED, that the Board of Directors of this Corporation hereby authorizes, empowers and directs the Chairman of the Board and the Secretary of this Corporation to prepare the Proxy Statement to be furnished in connection with the solicitation of proxies by the management of the corporation for use at said Annual Meeting of Stockholders, and further authorizes the President and the Secretary, upon the advice of counsel, to submit said Proxy Statement to the Securities and Exchange Commission, and to mail the definitive proxy material to stockholders of record as of April 6, 2000, the record date for said Annual Meeting of Stockholders.

                                  ON2.COM INC.


                           ---------------------------

                                 DESIGNATION OF
                        POWERS, PREFERENCES AND RIGHTS OF
                          SERIES C-II PREFERRED STOCK,
                            PAR VALUE $0.01 PER SHARE


                           ---------------------------

               Pursuant to Section 151(g) of the Delaware General
                                 Corporation Law


                           ---------------------------


IT IS HEREBY CERTIFIED that:

      1. The name of the company (hereinafter called the "Company") is On2.com Inc., a corporation organized and now existing under the Delaware General Corporation Law.

      2. The Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION") authorizes the issuance of Twenty Million (20,000,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

      3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, has adopted the resolution set forth below to create a series issue of Preferred Stock. Pursuant to 151(g), the approval of the Company's shareholders was not required.

      RESOLVED, THAT Nine Hundred Twenty-Four Thousand Five Hundred Twenty-Seven (924,527) shares of the Twenty Million (20,000,000) shares of Preferred Stock of the Company which are authorized shares as of the date of this Certificate shall hereby be designated Series C-II Preferred Stock, par value $0.01 per share, and shall possess the rights and preferences set forth below, which shall constitute a new
Section 7C to Article IV of the Certificate of Incorporation:

      "Section 7C.      Series C Preferred Stock.

            1. DESIGNATION AND AMOUNT. Nine Hundred Twenty-Four Thousand Five Hundred Twenty-Seven (924,527) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company are designated Series C-II Preferred Stock (the "SERIES C-II PREFERRED STOCK"). The Series C-II Preferred Stock shall be issued or offered at a purchase price equal to $2.65 per share (the "SERIES C-II ORIGINAL ISSUE PRICE"). The holders of record of any series of the Series C-II Preferred Stock are sometimes referred to in this Section 7C as the "SERIES C-II HOLDERS." The holders of record of any shares of any series of the Preferred Stock are referred to in this Section 7C as the "HOLDERS."

            2. RANK. The Series C-II Preferred Stock shall rank on parity with the Company's Series A Preferred Stock, par value $0.01 per share, the Company's Series B Preferred Stock, par value $0.01 per share, and the Company's Series C-I Preferred Stock, par value $0.01 per share, and shall accordingly rank (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, the Series B Preferred Stock or the Series C-I Preferred Stock (the "SENIOR SECURITIES"); (ii) prior to all of the Common Stock; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock, Series B Preferred Stock or Series C-I Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock, the Series B Preferred Stock or the Series C-I Preferred Stock (the "PARITY SECURITIES") in each case as to distribution of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "DISTRIBUTIONS").

            3.    LIQUIDATION PREFERENCE.

                  (a) In the event of any Distribution, the Series C-II Holders shall be entitled to receive, immediately after any distributions to the holders of the Senior Securities required by the Company's Certificate of Incorporation, and prior in preference to any distribution to the holders of the Junior Securities, but in parity with any Distribution to the holders of the Series A Preferred Stock (the "SERIES A HOLDERS"), the holders of the Series B Preferred Stock (the "SERIES B HOLDERS") the holders of the Series C-I Preferred Stock or the holders of the Parity Securities, an amount per share equal to the Series C-II Original Issue Price. If upon the occurrence of any such Distribution, and after payment in full of any preferential amounts due in respect of the Senior Securities, the assets and funds available to be distributed among the Series A Holders, the Series B Holders, Series C-I Holders, the Series C-II Holders and the holders of the Parity Securities shall be insufficient to pay to such Holders the full preferential amounts due to the Series A Holders, the Series B Holders, the Series C-I Holders, the Series C-II Holders and the holders of the Parity Securities, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Series A Holders, the Series B Holders, the Series C-I Holders, the Series C-II Holders and the holders of the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by
Section 7C.3(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation, including any duly adopted certificate(s) of designation.

                  (c) At the option of each Series C-II Holder, a sale, conveyance or disposition of all or substantially all the assets of the Company to any entity other than an Affiliate of the Company which is controlled by the Company through the direct or indirect ownership of not less than 50% of the voting securities or interests thereof (a "LIQUIDATING TRANSACTION") shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 7C.3; PROVIDED, that neither (i) any Liquidating Transaction that a Series C-II Holder elects in writing not to treat as a liquidation, dissolution or winding up of the Company nor (ii) any consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 7C.3(c), but instead shall be subject to Section 7C.4(f). Any Series C-II Holder as to which any Liquidating Transaction is treated as a liquidation, dissolution or winding up of the Company under this
Section 7C.3(c) is referred to herein as a "SERIES C-II LIQUIDATING HOLDER."

                  (d) Prior to the closing of a transaction described in Section 7C.3(c) which would constitute a liquidation event, the Company shall either (i) make all cash distributions it is required to make to the Series C-II Liquidating Holders pursuant to the first sentence of Section 7C.3(a), (ii) set aside sufficient funds from which the cash distributions required to be made to the Series C-II Liquidating Holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Series C-II Liquidating Holders immediately after the consummation of such sale. If the Company has not fully complied with any of the foregoing alternatives, the Company shall either: (x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Series C-II Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

            4. CONVERSION. The holders of Series C-II Preferred Stock have conversion rights (the "Conversion Rights") as follows:

                  (a) RIGHT TO CONVERT. Each share of Series C-II Preferred Stock shall be convertible without the payment of any additional consideration at the option of the Series C-II Holder thereof, at any time after the date of issuance of such shares of Series C-II Preferred Stock, at the office of the Company or any transfer agent for the Series C-II Preferred Stock into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series C-II Original Issue Price by the conversion value per share in effect for each share of Series C-II Preferred Stock (the "SERIES C-II CONVERSION VALUE") at the time of conversion. The Series C-II Conversion Value shall initially be equal to the Series C-II Original Issue Price and shall be adjusted from time to time pursuant to the provisions of Section 7C.4(d) and
Section 7C.4(e) and shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series C-II Preferred Stock is convertible is hereinafter referred to as the "SERIES C-II CONVERSION RATE."

            (b)   MECHANICS OF CONVERSION.

                  (i) No fractional shares of Common Stock shall be issued upon conversion of Series C-II Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series C-II Conversion Value. Before any holder of Series C-II Preferred Stock shall be entitled to convert such shares into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C-II Preferred Stock, as the case may be, and shall give written notice to the Company at such office that such holder elects to convert the same; the Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C-II Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (ii) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-II Preferred Stock pursuant to this
Section 7C.4. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-II Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any tax or has established, to the satisfaction of the Company, that such tax has been paid.

            (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of

Common Stock solely for the purpose of effecting the conversion of the shares of Series C-II Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C-II Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C-II Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (d) ADJUSTMENTS TO SERIES C-II CONVERSION VALUE FOR DILUTIVE ISSUANCES.

                  (i) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Series C-II Conversion Value shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Series C-II Conversion Value as measured at the date of the issuance of the Additional Shares of Common Stock. No adjustment in the Series C-II Conversion Value shall be made pursuant to Section 7C.4(d) as a result of any stock dividend or subdivision which causes an adjustment in the Series C-II Conversion Value pursuant to Section 7C.4(e) or any event which is subject to the provisions of Section 7C.4(f). No adjustment in the Series C-II Conversion Value shall be made in respect of an issuance or deemed issuance of Additional Shares of Common Stock if such issuance or deemed issuance involves the issuance or deemed issuance of stock, options or warrants (A) to employees, consultants or directors of the Company, (B) to other entities for acquisition purposes, (C) to banks or other institutional credit financing sources, or (D) the issuance of Common Stock upon conversion or redemption of any shares of any convertible series of the company's Preferred Stock; in the case of each of (A), (B) or (C) pursuant to plans or arrangements approved by the Board of Directors.

                  (iiii) DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after September 8, 2000 shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7C.4(d)(iv)) of such Additional Shares of Common Stock would be less than the Series C-II Conversion Value in effect on the date of and immediately prior to such issue (or with respect to any issues made prior to the date hereof, the Series C-II Conversion Value that would have been in effect as of such date), or such record date, as the case may be; and PROVIDED, further, that in any case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Series C-II Conversion Value shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C-II Conversion Value computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect to the issuance of such Options or Convertible Securities), and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (C) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series C-II Conversion Value shall have been adjusted upon the original issuance of such Options or Convertible Securities or shall have been subsequently adjusted pursuant to clause (B) above, the Series C Conversion Value shall be recomputed as if:

                              (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, if any, or for the issuance of all such Convertible Securities, whether or not actually converted or exchanged, plus the consideration actually received by the Company upon such conversion or exchange, if any; and

                              (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise of such Options were issued at the time of issuance of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clauses (B) and (C) above shall have the effect of increasing the Series C-II Conversion Value to an amount which exceeds the higher of (i) the Series C-II Issue Price and (ii) the Series C Conversion Value that would have resulted from any issuance of Additional Shares of Common Stock between September 8, 2000 and the date of such readjustment.


                  (iii) ADJUSTMENT OF SERIES C CONVERSION VALUE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time after September 8, 2000 the Company shall issue (or shall have issued in the case of issuances after September 8, 2000 but prior to the date hereof) Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7C.4(d)(ii)) without consideration or for a consideration per share less than the Series C-II Conversion Value in effect on the date of and immediately prior to such issuance, then and in such event, the Series C-II Conversion Value shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one cent) determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; I.E. treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested or exercisable), warrants or other securities exercisable or exchangeable for or convertible into, directly or indirectly, shares of Common Stock) multiplied by the then existing Series C-II Conversion Value, plus (y) the consideration, if any, received by the Company (or deemed to have been received by the Company) upon such issue of Additional Shares of Common Stock, by (B) the sum of the number of shares of the Company's issued and outstanding Common Stock on a fully-diluted basis immediately before the issuance of such Additional Shares of Common Stock plus the number of shares of Additional Shares of Common Stock that were issued (or deemed to have been issued). Notwithstanding the foregoing provisions of this Section, if the operation of the foregoing provisions shall result in a new Series C-II Conversion Value which is less than or equal to the price paid or deemed to have been paid for such Additional Shares of Common Stock (the "Additional Shares Issue Price"), then the new Series C-II Conversion Value shall be the amount which is $0.01 more than the Additional Shares Issue Price. If such Additional Shares of Common Stock are issued for no consideration, then the Additional Shares Issue Price shall be deemed to be $0.01.

                  (iv) DETERMINATION OF CONSIDERATION. For purposes of this
Section 7C.4(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                        (E) CASH AND PROPERTY. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company;

                              (2) insofar as it consists of securities (i) if
the securities are then traded on a national securities exchange or the NASDAQ Stock Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the

30-day period ending three days prior to receipt of such securities by the Company, (ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30-day period ending three days prior to the receipt of such securities by the Company, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt of such securities by the Company, as determined in good faith by the Board of Directors;

                              (3) insofar as it consists of property other than
cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                              (4) if Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Common Stock, computed as provided in clauses (A)(1), (A)(2) and (A)(3) of this Section 7C.4(d)(iv), in each case as determined in good faith by the Board of Directors.

                        (F) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7C.4(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                              (1) the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (2) the maximum number of shares of Common Stock
(as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) ADJUSTMENT TO THE CONVERSION RATE DUE TO STOCK SPLIT, STOCK DIVIDEND OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C-II Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Series C-II Conversion Value shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Series C-II Conversion Value shall be proportionately increased.

            (f) ADJUSTMENT DUE TO CONSOLIDATION, MERGER, EXCHANGE OF SHARES, RECAPITALIZATION, REORGANIZATION OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C-II Preferred Stock, (i) there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or (ii) there occurs a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation, dissolution or winding up of the Company pursuant to Section 7C.3(c), then the Series C-II Holders thereafter shall have the right to receive upon conversion of the shares of Series C-II Preferred Stock held by them, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Series C-II Holders would have been entitled to receive in such transaction had the Series C-II Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series C-II Holders to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series C-II Conversion Value and the Series C-II Conversion Rate shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

            (g) CERTIFICATES AS TO ADJUSTMENTS. Upon each adjustment or readjustment of the Series C-II Conversion Value pursuant to Sections 7C.4(d),
(e) and (f) above, and upon the initial issue of Series C-II Preferred Stock, if any adjustment or readjustment would have occurred prior thereto (but after September 8, 2000) pursuant to the terms hereof, the Company at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C-II Preferred Stock a certificate of the Chief Financial Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series C-II Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Series C-II Conversion Value, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such Series C-II Preferred Stock.

            (h) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7C and in the taking of all such action as may be necessary or appropriate to protect the Conversion Rights against impairment.

            (i) DEFINITIONS. As used in this Section 7C, the following terms shall have the following meanings:

            "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 7C.4(d)(ii), deemed to be issued) by the Company after September 8, 2000, other than shares of Common Stock issued or issuable:

                   (i) issued or issuable to officers, directors or employees of, or financial advisors or other consultants to, the Company pursuant to a Plan or Plans or pursuant to any acquisition, financing or other written agreement so long as any such Plan or written agreement has been approved by the Board of Directors (including at least one of the members of the Board of Directors designated by the holders of the Series C-II Preferred Stock while such holders have the right to designate one or more directors);

                  (ii) issued or issuable as a dividend or distribution on
            Series C-II Preferred Stock.

                  (iii) if such shares of Common Stock are referred to in any of clauses (A), (B) and (C) of Section 7C.4(d)(i).

            "AFFILIATE" shall have the meaning given such term in Rule 405 promulgated under the Securities Act.

             "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

            "CONVERSION RIGHTS" shall mean the rights to convert Series C-II Preferred Stock into Common Stock as provided in this Section 7C.

            "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock or Series C-II Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

            "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

             "PLAN" shall mean a written stock grant, option plan or purchase plan or other employee stock incentive program.

            "PREFERRED STOCK" shall mean the preferred stock, par value $0.01 per share, of the Company.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES C-II CONVERSION RATE" shall mean the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible.

            "SERIES C-II CONVERSION VALUE" shall have the meaning given such term in Section 7C.4(a).

            "SERIES C-II ORIGINAL ISSUE PRICE" shall mean the original purchase price of $2.65 per share for each share of Series C-II Preferred Stock, as such amount shall be adjusted for all stock splits, combinations, consolidations, stock distributions, stock dividends or other recapitalization transactions involving the Series C-II Preferred Stock.

            "SERIES C-II PREFERRED STOCK" shall mean those authorized shares of Preferred Stock of the Company designated as "Series C-II Preferred Stock", par value $0.01 per share.

      5. OPTIONAL REDEMPTION OF SERIES C PREFERRED STOCK. The Company may, at any time after September 28, 2003 (the "Redemption Date"), and from time to time thereafter, call for redemption and repurchase of any and all shares of Series C-II Preferred Stock for a purchase price per share equal to the Series C-II Original Issue Price. The Company shall give written notice via certified mail, and any Series C-II Holder shall have the right to convert the shares of Series C-II Preferred Stock held by it at any time prior to the payment date specified in such notice. Any such redemption and repurchase shall be made from funds legally available for such purpose and which are not otherwise restricted.

      6.    VOTING RIGHTS.

                  (a) If and to the extent that the aggregate number of (i) shares of Common Stock at the time owned directly or indirectly of record by (A) the Series C-II Holders and (B) the holders (including, but not limited to, Sam Belzberg) of any additional shares of the Preferred Stock that have been issued under (x) the Preferred Stock Unit Subscription Agreement, dated as of September 29, 2000 (the "Subscription Agreement Preferred Stock") and (y) the Single Investor Preferred Stock Unit Subscription Agreement, dated as of September 29, 2000 (the "Belzberg Preferred Stock" collectively with the Subscription Agreement Preferred Stock, the "September 2000 Preferred Stock"), and (ii) shares of Common Stock that underlie the Series C-II Preferred Stock or the September 2000 Preferred Stock equals or exceeds 10% of the Company's issued and outstanding shares of Common Stock (counting all such shares of Preferred Stock as issued and outstanding for these purposes) (such holding equal or greater of 10% is referred to as the "Eligibility Condition"), then the holders of a majority of the aggregate of such shares of Preferred Stock (the "Designated Preferred Stock Holders") shall have the right to nominate one individual ("Preferred Stock Holders Nominee") for election to the Board of Directors as provided in this Section 6(a); PROVIDED, that in no event shall the Designated Preferred Stock Holders have the right to designate more than one such individual. If the Eligibility Condition is satisfied, then the Designated Preferred Stock Holders shall send a written notice ("Election Notice") to the Company that they desire to nominate an individual for election to the Board of Directors. Within 30 days of the Company's receipt of the Election Notice, the Chairman of the Board of Directors shall call a meeting of the Board of Directors for the purpose of electing the Preferred Stock Holders Nominee (the "Original Election Meeting"). The Preferred Stock Holders Nominee shall be a person reasonably acceptable to a majority of the elected existing members of the Board of Directors. If the Preferred Stock Holders Nominee is not reasonably acceptable to a majority of the Board of Directors at the

Original Election Meeting, then the Chairman of the Board shall immediately send a written notice to the Designated Preferred Stock Holders stating that the Preferred Stock Holders Nominee has been rejected by the Board of Directors and shall request that the Designated Preferred Stock Holders submit a new nominee. The Chairman of the Board shall call an additional meeting of the Board of Directors ("Additional Election Meeting") within 48 hours of the Original Election Meeting. The Designated Preferred Stock Holders shall have the opportunity to name another individual as the Preferred Stock Holders Nominee at the Additional Election Meeting. The aforementioned procedure shall continue until a Preferred Stock Holders Nominee has been accepted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors shall remain duly constituted for all purposes until a Preferred Stock Holders Nominee has been accepted in accordance with this Section 6(a);

                  (b) The Series C-II Holders and the holders of the Company's Series C-III Preferred Stock shall have no voting power whatsoever except to the extent otherwise expressly provided by the Delaware General Corporate Law, and no Series C-II Holder or holder of the Company's Series C-III Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company of the Stockholders thereof or be entitled to notification as to any meeting of the stockholders.

      7. PROTECTIVE PROVISION. So long as shares of Series C-II Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series C-II Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series C-II Preferred Stock, including, but not limited to, the creation or authorization of any Senior Securities.

                  (b) increase the size of the authorized number of Series C-II Preferred Stock; or

                  (c) do any act or thing not authorized or contemplated by these Certificate of Incorporation which would result in taxation of the Series C-II Holders under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      If the holders of a majority of the then outstanding shares of Series C-II Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C-II Preferred Stock, pursuant to Section 7C.7(a) so as to affect adversely the Series C-II Preferred Stock, then the Company will deliver notice of such approved alteration or change to the Series C-II Holders that did not agree to such alteration or change (the "SERIES C-II DISSENTING HOLDERS"), and the Series C-II Dissenting Holders shall thereafter have the right for a period of 30 days to convert pursuant to the terms of the Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series C-II Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series C-II Preferred Stock.

      8. STATUS OF CONVERTED STOCK. If any shares of Series C-II Preferred Stock shall be converted pursuant to Section 7C.4, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C-II Preferred Stock.

      9. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of preferred stock with dividend and/or liquidation preferences on parity with or junior to the dividend and liquidation preferences of the Series C-II Preferred Stock.

      IN WITNESS WHEREOF, this Certificate of Designations have been duly adopted by the Board of Directors of the Company and have been duly executed on behalf of the Company by its Executive Vice President thereunto duly authorized this 29th day of September, 2000.


                                    ON2.COM INC.



                                    By:  /s/ Mark Meagher
                                         --------------------------
                                    Name:  Mark Meagher
                                    Title: Executive Vice President

                                  ON2.COM INC.


                           ---------------------------

                                 DESIGNATION OF
                        POWERS, PREFERENCES AND RIGHTS OF
                          SERIES C-III PREFERRED STOCK,
                            PAR VALUE $0.01 PER SHARE


                           ---------------------------

               Pursuant to Section 151(g) of the Delaware General
                                 Corporation Law


                           ---------------------------


IT IS HEREBY CERTIFIED that:

      1. The name of the company (hereinafter called the "Company") is On2.com Inc., a corporation organized and now existing under the Delaware General Corporation Law.

      2. The Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION") authorizes the issuance of Twenty Million (20,000,000) shares of preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

      3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, has adopted the resolution set forth below to create a series issue of Preferred Stock. Pursuant to 151(g), the approval of the Company's shareholders was not required.

      RESOLVED, That Two Million Forty-Nine Thousand Eight Hundred Thirty-Nine (2,049,839) shares of the Twenty Million (20,000,000) shares of Preferred Stock of the Company which are authorized shares as of the date of this Certificate shall hereby be designated Series C-III Preferred Stock, par value $0.01 per share, and shall possess the rights and preferences set forth below, which shall constitute a new Section 7C to Article IV of the Certificate of Incorporation:

      "Section 7C.      Series C Preferred Stock.

            1. DESIGNATION AND AMOUNT. Two Million Forty-Nine Thousand Eight Hundred Thirty-Nine (2,049,839) shares of the Twenty Million (20,000,000) authorized shares of Preferred Stock of the Company are designated Series C-III Preferred Stock (the "SERIES C-III PREFERRED STOCK"). The Series C-III Preferred Stock shall be issued or offered at a purchase price equal to $1.24 per share (the "SERIES C-III ORIGINAL ISSUE PRICE"). The holders of record of any series of the Series C-III Preferred Stock are sometimes referred to in this Section 7C as the "SERIES C-III HOLDERS." The holders of record of any shares of any series of the Preferred Stock are referred to in this Section 7C as the "HOLDERS."

            2. RANK. The Series C-III Preferred Stock shall rank on parity with the Company's Series A Preferred Stock, par value $0.01 per share, the Company's Series B Preferred Stock, par value $0.01 per share, the Company's Series C Preferred Stock, par value $0.01 per share, and the Company's Series C-II Preferred Stock, par value $0.01 per share, and shall accordingly rank (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series C-II Preferred Stock (the "SENIOR SECURITIES"); (ii) prior to all of the Common Stock; (iii) prior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-II Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series C-II Preferred Stock (the "PARITY SECURITIES") in each case as to distribution of assets upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "DISTRIBUTIONS").

            3.    LIQUIDATION PREFERENCE.

                  (a) In the event of any Distribution, the Series C-III Holders shall be entitled to receive, immediately after any distributions to the holders of the Senior Securities required by the Company's Certificate of Incorporation, and prior in preference to any distribution to the holders of the Junior Securities, but on parity with any Distribution to the holders of the Series A Preferred Stock (the "SERIES A HOLDERS"), the holders of the Series B Preferred Stock (the "SERIES B HOLDERS"), the holders of the Series C Preferred Stock (the "Series C Holders"), the holders of the Series C-II Preferred Stock (the "Series C-II Holders") or the holders of the Parity Securities, an amount per share equal to the Series C-III Original Issue Price. If upon the occurrence of any such Distribution, and after payment in full of any preferential amounts due in respect of the Senior Securities, the assets and funds available to be distributed among the Series A Holders, the Series B Holders, the Series C Holders, the Series C-II Holders, the Series C-III Holders and the holders of the Parity Securities shall be insufficient to pay to such Holders the full preferential amounts due to the Series A

Holders, the Series B Holders, the Series C Holders, the Series C-II Holders, the Series C-III Holders and the holders of the Parity Securities, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Series A Holders, the Series B Holders, the Series C Holders, the Series C-II Holders, the Series C-III Holders and the holders of the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

                  (b) Upon the completion of the distribution required by
Section 7C.3(a), if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation, including any duly adopted certificate(s) of designation.

                  (c) At the option of each Series C-III Holder, a sale, conveyance or disposition of all or substantially all the assets of the Company to any entity other than an Affiliate of the Company which is controlled by the Company through the direct or indirect ownership of not less than 50% of the voting securities or interests thereof (a "LIQUIDATING TRANSACTION") shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 7C.3; PROVIDED, that neither (i) any Liquidating Transaction that a Series C-III Holder elects in writing not to treat as a liquidation, dissolution or winding up of the Company nor (ii) any consolidation, merger, acquisition, or other business combination of the Company with or into any other company or companies shall be treated as a liquidation, dissolution or winding up within the meaning of this Section 7C.3(c), but instead shall be subject to Section 7C.4(f). Any Series C-III Holder as to which any Liquidating Transaction is treated as a liquidation, dissolution or winding up of the Company under this
Section 7C.3(c) is referred to herein as a "SERIES C-III LIQUIDATING HOLDER."

                  (d) Prior to the closing of a transaction described in Section 7C.3(c) which would constitute a liquidation event, the Company shall either (i) make all cash distributions it is required to make to the Series C-III Liquidating Holders pursuant to the first sentence of Section 7C.3(a), (ii) set aside sufficient funds from which the cash distributions required to be made to the Series C-III Liquidating Holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Company from a sale of all or substantially all the assets of the Company will be used to make the liquidating payments to the Series C-III Liquidating Holders immediately after the consummation of such sale. If the Company has not fully complied with any of the foregoing alternatives, the Company shall either: (x) cause such closing to be postponed until such cash distributions have been made, or (y) cancel such transaction, in which event the rights of the Series C-III Holders or other arrangements shall be the same as existing immediately prior to such proposed transaction.

            4. CONVERSION. The holders of Series C-III Preferred Stock have conversion rights (the "Conversion Rights") as follows:

                  (a) RIGHT TO CONVERT. Each share of Series C-III Preferred Stock shall be convertible without the payment of any additional consideration at the option of the Series C-III Holder thereof, at any time after the date of issuance of such shares of Series C-III Preferred Stock, at the office of the Company or any transfer agent for the Series C-III Preferred Stock into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Series C-III Original Issue Price by the conversion value per share in effect for each share of Series C-III Preferred Stock (the "SERIES C-III CONVERSION VALUE") at the time of conversion. The Series C-III Conversion Value shall initially be equal to the Series C-III Original Issue Price and shall be adjusted from time to time pursuant to the provisions of Section 7C.4(d) and
Section 7C.4(e) and shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series C-III Preferred Stock is convertible is hereinafter referred to as the "SERIES C-III CONVERSION RATE."

            (b)   MECHANICS OF CONVERSION.

                  (i) No fractional shares of Common Stock shall be issued upon conversion of Series C-III Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Series C-III Conversion Value. Before any holder of Series C-III Preferred Stock shall be entitled to convert such shares into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C-III Preferred Stock, as the case may be, and shall give written notice to the Company at such office that such holder elects to convert the same; the Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C-III Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (ii) The Company shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C-III Preferred Stock pursuant to this
Section 7C.4. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C-III Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any tax or has established, to the satisfaction of the Company, that such tax has been paid.

            (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series C-III Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C-III Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C-III Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

            (d) ADJUSTMENTS TO SERIES C-III CONVERSION VALUE FOR DILUTIVE ISSUANCES.

                  (iv) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Series C-III Conversion Value shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Series C-III Conversion Value as measured at the date of the issuance of the Additional Shares of Common Stock. No adjustment in the Series C-III Conversion Value shall be made pursuant to Section 7C.4(d) as a result of any stock dividend or subdivision which causes an adjustment in the Series C-III Conversion Value pursuant to Section 7C.4(e) or any event which is subject to the provisions of Section 7C.4(f). No adjustment in the Series C-III Conversion Value shall be made in respect of an issuance or deemed issuance of Additional Shares of Common Stock if such issuance or deemed issuance involves the issuance or deemed issuance of stock, options or warrants (A) to employees, consultants or directors of the Company, (B) to other entities for acquisition purposes, (C) to banks or other institutional credit financing sources, or (D) the issuance of Common Stock upon conversion or redemption of any shares of any convertible series of the company's Preferred Stock; in the case of each of (A), (B) or (C) pursuant to plans or arrangements approved by the Board of Directors.

                  (ii) DEEMED ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after September 8, 2000 shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7C.4(d)(iv)) of such Additional Shares of Common Stock would be less than the Series C-III Conversion Value in effect on the date of and immediately prior to such issue (or with respect to any issues made prior to the date hereof, the Series C-III Conversion Value that would have been in effect as of such date), or such record date, as the case may be; and PROVIDED, further, that in any case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Series C-III Conversion Value shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C-III Conversion Value computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect to the issuance of such Options or Convertible Securities), and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (C) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series C-III Conversion Value shall have been adjusted upon the original issuance of such Options or Convertible Securities or shall have been subsequently adjusted pursuant to clause (B) above, the Series C-III Conversion Value shall be recomputed as if:

                              (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, if any, or for the issuance of all such Convertible Securities, whether or not actually converted or exchanged, plus the consideration actually received by the Company upon such conversion or exchange, if any; and

                              (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise of such Options were issued at the time of issuance of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clauses (B) and (C) above shall have the effect of increasing the Series C-III Conversion Value to an amount which exceeds the higher of (i) the Series C-III Issue Price and (ii) the Series C Conversion Value that would have resulted from any issuance of Additional Shares of Common Stock between September 8, 2000 and the date of such readjustment.


                  (iii) ADJUSTMENT OF SERIES C CONVERSION VALUE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time after September 8, 2000 the Company shall issue (or shall have issued in the case of issuances after September 8, 2000 but prior to the date hereof) Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7C.4(d)(ii)) without consideration or for a consideration per share less than the Series C-III Conversion Value in effect on the date of and immediately prior to such issuance, then and in such event, the Series C-III Conversion Value shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one cent) determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (determined on a fully-diluted basis; I.E. treating as outstanding all shares of Common Stock issuable upon exercise, exchange or conversion of all outstanding options (to the extent then vested or exercisable), warrants or other securities exercisable or exchangeable for or convertible into, directly or indirectly, shares of Common Stock) multiplied by the then existing Series C-III Conversion Value, plus (y) the consideration, if any, received by the Company (or deemed to have been received by the Company) upon such issue of Additional Shares of Common Stock, by (B) the sum of the number of shares of the Company's issued and outstanding Common Stock on a fully-diluted basis immediately before the issuance of such Additional Shares of Common Stock plus the number of shares of Additional Shares of Common Stock that were issued (or deemed to have been issued). Notwithstanding the foregoing provisions of this Section, if the operation of the foregoing provisions shall result in a new Series C-III Conversion Value which is less than or equal to the price paid or deemed to have been paid for such Additional Shares of Common Stock (the "Additional Shares Issue Price"), then the new Series C-III Conversion Value shall be the amount which is $0.01 more than the Additional Shares Issue Price. If such Additional Shares of Common Stock are issued for no consideration, then the Additional Shares Issue Price shall be deemed to be $0.01.

                  (iv) DETERMINATION OF CONSIDERATION. For purposes of this
Section 7C.4(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                        (E) CASH AND PROPERTY. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company;

                              (2) insofar as it consists of securities (i) if
the securities are then traded on a national securities exchange or the NASDAQ Stock

Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to receipt of such securities by the Company, (ii) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the 30-day period ending three days prior to the receipt of such securities by the Company, and (iii) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt of such securities by the Company, as determined in good faith by the Board of Directors;

                              (3) insofar as it consists of property other than
cash and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                              (4) if Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for such Additional Shares of Common Stock, computed as provided in clauses (A)(1), (A)(2) and (A)(3) of this Section 7C.4(d)(iv), in each case as determined in good faith by the Board of Directors.

                        (F) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7C.4(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing

                              (1) the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (2) the maximum number of shares of Common Stock
(as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) ADJUSTMENT TO THE CONVERSION RATE DUE TO STOCK SPLIT, STOCK DIVIDEND OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C-III Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, the Series C-III Conversion Value shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Series C-III Conversion Value shall be proportionately increased.

            (f) ADJUSTMENT DUE TO CONSOLIDATION, MERGER, EXCHANGE OF SHARES, RECAPITALIZATION, REORGANIZATION OR OTHER SIMILAR EVENT. If, prior to the conversion of all the Series C-III Preferred Stock, (i) there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or (ii) there occurs a sale of all or substantially all of the Company's assets that is not deemed to be a liquidation, dissolution or winding up of the Company pursuant to Section 7C.3(c), then the Series C-III Holders thereafter shall have the right to receive upon conversion of the shares of Series C-III Preferred Stock held by them, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Series C-III Holders would have been entitled to receive in such transaction had the Series C-III Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Series C-III Holders to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Series C-III Conversion Value and the Series C-III Conversion Rate shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

            (g) CERTIFICATES AS TO ADJUSTMENTS. Upon each adjustment or readjustment of the Series C-III Conversion Value pursuant to Sections 7C.4(d),
(e) and (f) above, and upon the initial issue of Series C-III Preferred Stock, if any adjustment or readjustment would have occurred prior thereto (but after September 8, 2000) pursuant to the terms hereof, the Company at its expense promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C-III Preferred Stock a certificate of the Chief Financial Officer of the Company setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series C-III Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Series C-III Conversion Value, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such Series C-III Preferred Stock.

            (h) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7C and in the taking of all such action as may be necessary or appropriate to protect the Conversion Rights against impairment.

            (i) DEFINITIONS. As used in this Section 7C, the following terms shall have the following meanings:

            "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 7C.4(d)(ii), deemed to be issued) by the Company after September 8, 2000, other than shares of Common Stock issued or issuable:

                   (i) to officers, directors or employees of, or financial advisors or other consultants to, the Company pursuant to a Plan or Plans or pursuant to any acquisition, financing or other written agreement so long as any such Plan or written agreement has been approved by the Board of Directors (including at least one of the members of the Board of Directors designated by the holders of the Series C-III Preferred Stock while such holders have the right to designate one or more directors);

                  (ii) as a dividend or distribution on Series C-III Preferred
            Stock.

                  (iii) if such shares of Common Stock are referred to in any of clauses (A), (B) and (C) of Section 7C.4(d)(i).

            "AFFILIATE" shall have the meaning given such term in Rule 405 promulgated under the Securities Act.

            "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company.

            "CONVERSION RIGHTS" shall mean the rights to convert Series C-III Preferred Stock into Common Stock as provided in this Section 7C.

            "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common Stock or Series C-III Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

            "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

             "PLAN" shall mean a written stock grant, option plan or purchase plan or other employee stock incentive program.

            "PREFERRED STOCK" shall mean the preferred stock, par value $0.01 per share, of the Company.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES C-III CONVERSION RATE" shall mean the number of shares of Common Stock into which a share of Series C Preferred Stock is convertible.

            "SERIES C-III CONVERSION VALUE" shall have the meaning given such term in Section 7C.4(a).

            "SERIES C-III ORIGINAL ISSUE PRICE" shall mean the original purchase price of $1.24 per share for each share of Series C-III Preferred Stock, as such amount shall be adjusted for all stock splits, combinations, consolidations, stock distributions, stock dividends or other recapitalization transactions involving the Series C-III Preferred Stock.

            "SERIES C-III PREFERRED STOCK" shall mean those authorized shares of Preferred Stock of the Company designated as "Series C-III Preferred Stock", par value $0.01 per share.

      5. OPTIONAL REDEMPTION OF SERIES C-III PREFERRED STOCK. The Company may, at any time after September 28, 2003 (the "Redemption Date"), and from time to time thereafter, call for redemption and repurchase of any and all shares of Series C-III Preferred Stock for a purchase price per share equal to the Series C-III Original Issue Price. The Company shall give written notice via certified mail, and any Series C-III Holder shall have the right to convert the shares of Series C-III Preferred Stock held by it at any time prior to the payment date specified in such notice. Any such redemption and repurchase shall be made from funds legally available for such purpose and which are not otherwise restricted.

      6.    VOTING RIGHTS.

                  (a) If and to the extent that the aggregate number of (i) shares of Common Stock at the time owned directly or indirectly of record by (A) the Series C-II Holders, the Series C-III Holders and (B) the holders (including, but not limited to, Sam Belzberg) of any additional shares of the Preferred Stock that have been issued under (x) the Preferred Stock Unit Subscription Agreement, dated as of September 29, 2000 (the "Subscription Agreement Preferred Stock") and (y) the Single Investor Preferred Stock Unit Subscription Agreement, dated as of September 29, 2000 (the "Belzberg Preferred Stock" collectively with the Subscription Agreement Preferred Stock, the "September 2000 Preferred Stock"), and (ii) shares of Common Stock that underlie the Series C-II Preferred Stock, the Series C-III Preferred Stock or the September 2000 Preferred Stock equals or exceeds 10% of the Company's issued and outstanding shares of Common Stock (counting all such shares of Preferred Stock as issued and outstanding for these purposes) (such holding equal or greater of 10% is referred to as the "Eligibility Condition"), then the holders of a majority of the aggregate of such shares of Preferred Stock (the "Designated Preferred Stock Holders") shall have the right to nominate one individual ("Preferred Stock Holders Nominee") for election to the Board of Directors as provided in this Section 6(a); PROVIDED, that in no event shall the Designated Preferred Stock Holders have the right to designate more than one such individual. If the Eligibility Condition is satisfied, then the Designated Preferred Stock Holders shall send a written notice ("Election Notice") to the Company that they desire to nominate an individual for election to the Board of Directors. Within 30 days of the Company's receipt of the Election Notice, the Chairman of the Board of Directors shall call a meeting of the Board of Directors for the purpose of electing the Preferred Stock Holders Nominee (the "Original Election Meeting"). The Preferred Stock Holders Nominee shall be a person reasonably acceptable to a majority of the elected existing members of the Board of Directors. If the Preferred Stock Holders Nominee is not reasonably acceptable to a majority of the Board of Directors at the Original Election Meeting, then the Chairman of the Board shall immediately send a written notice to the Designated Preferred Stock Holders stating that the Preferred Stock Holders Nominee has been rejected by the Board of Directors and shall request that the Designated Preferred Stock Holders submit a new nominee. The Chairman of the Board shall call an additional meeting of the Board of Directors ("Additional Election Meeting") within 48 hours of the Original Election Meeting. The Designated Preferred Stock Holders shall have the opportunity to name another individual as the Preferred Stock Holders Nominee at the Additional Election Meeting. The aforementioned procedure shall continue until a Preferred Stock Holders Nominee has been accepted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors shall remain duly constituted for all purposes until a Preferred Stock Holders Nominee has been accepted in accordance with this Section 6(a);

                  (b) The Series C-II Holders and the holders of the Company's Series C-III Preferred Stock shall have no voting power whatsoever except to the extent otherwise expressly provided by the Delaware General Corporate Law, and no Series C-II Holder or holder of the Company's Series C-III Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Company of the Stockholders thereof or be entitled to notification as to any meeting of the stockholders.

      7. PROTECTIVE PROVISION. So long as shares of Series C-III Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series C-III Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series C-III Preferred Stock, including, but not limited to, the creation or authorization of any Senior Securities.

                  (b) increase the size of the authorized number of Series C-III Preferred Stock; or

                  (c) do any act or thing not authorized or contemplated by these Certificate of Incorporation which would result in taxation of the Series C-III Holders under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

      If the holders of a majority of the then outstanding shares of Series C-III Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series C-III Preferred Stock, pursuant to Section 7C.7(a) so as to affect adversely the Series C-III Preferred Stock, then the Company will deliver notice of such approved alteration or change to the Series C-III Holders that did not agree to such alteration or change (the "SERIES C-III DISSENTING HOLDERS"), and the Series C-III Dissenting Holders shall thereafter have the right for a period of 30 days to convert pursuant to the terms of the Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series C-III Preferred Stock subject to the approved alteration or change of the rights, preferences or privileges of the Series C-III Preferred Stock.

      8. STATUS OF CONVERTED STOCK. If any shares of Series C-III Preferred Stock shall be converted pursuant to Section 7C.4, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C-III Preferred Stock.

      9. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of preferred stock with dividend and/or liquidation preferences on parity with or junior to the dividend and liquidation preferences of the Series C-III Preferred Stock.

      IN WITNESS WHEREOF, this Certificate of Designations have been duly adopted by the Board of Directors of the Company and have been duly executed on behalf of the Company by its Executive Vice President thereunto duly authorized this 30th day of November, 2000.


                                    ON2.COM INC.



                                    By: /s/ Mark Meagher
                                        ---------------------------
                                    Name:  Mark Meagher
                                    Title: Executive Vice President

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                  ON2.COM INC.

                                 PURSUANT TO THE
                        DELAWARE GENERAL CORPORATION LAW


      On2.com Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby adopts the following Certificate of Amendment to its Certificate of Incorporation ("Certificate of Amendment"):

      1.    The name of the Corporation is On2.com Inc.

      2. Pursuant to resolution of its Board of Directors, a special meeting of shareholders of the Corporation was duly called and held on November 17, 2000, upon notice in accordance with the provisions of ss.222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of ss.242 of the General Corporation Law of the State of Delaware. The text of the amendment is set forth below:

            (a) Article IV, Section 1 of the Certificate of Incorporation shall be deleted in its entirety and the following substituted in lieu thereof:

            "Section 1. Authorized Capital. The aggregate number of shares and the amount of the total authorized capital of said Corporation shall consist of 100,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 20,000,000 shares of non-voting preferred stock, par value $0.01 per share ("Preferred Stock")."

      3.    This Certificate shall be effective upon filing.

      IN WITNESS WHEREOF, the Corporation has executed this Certificate of Amendment on November 30, 2000.

                                          ON2.COM INC.


                                          By: /s/ Denise Ben-attar
                                              --------------------------
                                              Name:   Denise Ben-Attar
                                              Title:  Secretary